UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event period) November 22, 2021

PAN GLOBAL CORP.
(Exact name of Registrant as specified in its charter)

Nevada	0001492617	27-2473958
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

123 West Nye Lane, Suite 445, Carson, Nevada		89706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +(852) 6686-0563

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGLO	OTC:Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01 OTHER EVENTS

On November 22, 2021, the Board of Directors of Pan Global Corp., a Nevada corporation (the “Company”), approved a name change of the Company.  The new name of the Company shall be Flywheel Advanced Technology, Inc.  The Board of Directors further approved the reverse split of the issued and outstanding shares of its common stock on a 1:100 basis; i.e., for every 100 shares currently held, 1 new share shall be issued.

On November 22, 2021, the Company obtained the written consent of the majority stockholder, holding   shares of the Company’s Series Preferred Stock, which is equal to of the voting power of the Company’s outstanding capital stock as of December 20, 2021, to change the name of the Company, and to effectuate the 1:100 reverse split.

Effective December 20, 2021, or such later date as all conditions and requirements to effectuate a name change and a reverse split are satisfied, the new name of the Company shall be Flywheel Advanced Technology, Inc., and the number of issued and outstanding shares will be reduced at the rate of 1:100 shares.

The Company will prepare and file timely an Information Statement on Schedule 14C giving notice and disclosing the details of the Name Change and the Reverse Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Global Corp.

Date: December 13, 2021	By:	/s/ Tang Siu Fung
Tang Siu Fung
CEO, Director

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